Exhibit 10.4

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is executed the 25th day of April, 2003, by and between AMCOMP INCORPORATED, a Delaware corporation (the “Borrower”), and AMSOUTH BANK (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank entered into that certain Loan Agreement dated as of October 12, 2000 (the “Loan Agreement”; all capitalized terms used herein but not defined shall have the meanings given such terms in the Loan Agreement), pursuant to which the Bank agreed to make the Term Loan to the Borrower in the original principal amount of $11,250,000 (the “Original Loan”);

WHEREAS, the Borrower has requested an increase in the amount of the Term Loan, an extension of the Maturity Date and certain other amendments to the Loan Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

1.             The Loan Agreement is hereby amended to include and govern in all respects, in addition to the Original Loan, the outstanding balance of which is $6,968,750 as of the date hereof, the additional funds loaned the date hereof by the Bank to the Borrower in the principal amount of $5,531,250.  All references in the Loan Agreement to $11,250,000 are deleted and the amount of $12,500,000 is substituted in lieu thereof.

2.             The Loan Agreement is hereby amended further by deleting Section 2.01(b) and substituting in lieu thereof the following:

(b)           Borrowing Procedure.  The amount of $5,531,250 shall be made available to the Borrower upon the execution and delivery of this Amendment, that certain Amended and Restated Promissory note of even date herewith, and all other documents reasonably required by Bank.

3.             The Loan Agreement is hereby amended further by deleting the date provided in the definition of “Maturity Date” in Section 1.01 and substituting in lieu thereof “April 10, 2010.”

4.             The Loan Agreement is hereby amended further by adding the definition of “Additive Basis” in section 1.01 as follows:

“Additive Basis” means the financial information from each of the relevant companies is added together when determining the amount(s) to be used in the calculations required in this agreement.

5.             The Loan Agreement is hereby amended further by deleting in the entirety Sections 2.03(a) and 2.03(b) and substituting in lieu thereof the following:

(a)           Principal.  The principal amount of the Term Loan shall be repaid in twenty-eight (28) equal and consecutive quarterly installments of $446,430 each due and payable on the tenth (10th) day of each January, April, July and October of each calendar year, commencing July 10, 2003 and continuing thereafter through and including April 10, 2010.

(b)           Interest.  Accrued interest on the Term Loan shall be payable in arrears on each Interest Payment Date (or at such other times as may be specified herein) commencing May 10, 2003 and continuing thereafter through and including April 10, 2010.

6.             The Loan Agreement is hereby amended further by deleting the definition of “Debt Service Coverage Ratio” in section 1.01 and substituting in lieu thereof the following:

“Debt Service Coverage Ratio” means, as of the last day of any fiscal year of the Borrower, the ratio of (a)(i) Service Fees from Operating Subsidiaries for such fiscal year, plus (ii) interest received by the Borrower on the Surplus Notes, plus (iii) Dividends Available Without Regulatory Approval during such fiscal year, plus (iv) Dividends Available With Regulatory Approval during such fiscal year, plus (v) amounts in the Payment Reserve Account, plus (vi) depreciation expense, plus (vii) Tax Sharing Revenue, minus (viii) Expenses of the Borrower and the Non-Insurance Subsidiaries for such fiscal year to (b)(i) scheduled interest payments for such fiscal year, plus (ii) scheduled principal payments for such fiscal year.

7.             The Loan Agreement is hereby amended further by deleting the definition of “Net Written Premiums” in section 1.01 and substituting in lieu thereof the following:

“Net Written Premiums” means, as of the last day of any fiscal year, with respect to any Insurance Subsidiary, the sum of the total amount of premiums written after deducting or adding premiums on business ceded to or assumed from others (as shown on line 34, column 6, Part 2B, page 8 of the Annual Statement for such date) by each Insurance Subsidiary in accordance with SAP.

8.             The Loan Agreement is hereby amended further by deleting the definition of “Net Losses” in section 1.01 and substituting in lieu thereof the following:

“Net Losses” means, as of the last day of any fiscal year, with respect to any Insurance Subsidiary, loss and loss adjustment expense net of any salvage, subrogation, or deductibles after deducting reinsured losses (as shown as the total of lines 2 & 3, column 1, page 4 of the Annual Statement for such date) by each Insurance Subsidiary in accordance with SAP.

9.             The Loan Agreement is hereby amended further by deleting all references therein to the acronym “FDOI” and substituting in lieu thereof the acronym “FOIR” which shall mean the Florida Office of Insurance Regulation.

10.           The Loan Agreement is hereby amended further by deleting Section 6.11(a) and substituting in lieu thereof the following:

(a)  Debt Service Coverage Ratio.  The Debt Service Coverage Ratio shall not be less than 1.5 to 1.

11.           The Loan Agreement is hereby amended further by deleting Section 6.11(b) and substituting in lieu thereof the following:

(b)  Net Written Premiums to Statutory Surplus Ratio.  The ratio of Net Written Premiums to policyholder’s surplus for all Insurance Subsidiaries, on an Additive Basis, shall not exceed 3.2 to 1.0 as of December 31, 2002 and 2.5 to 1 as of the last day of all subsequent fiscal years.

12.           The Loan Agreement is hereby amended further by deleting Section 6.11(c) and substituting in lieu thereof the following:

(c)  Loss Ratio.  The ratio of Net Losses to Net Premiums Written for all Insurance Subsidiaries, as of the last day of each fiscal year, on an Additive Basis, shall not exceed 70% for any one year or 65% for two consecutive years based on the Annual Statements filed with the FOIR.

13.           The Loan Agreement is hereby amended further by deleting Section 6.11(d) and substituting in lieu thereof the following:

(d)  Combined Ratio.  The ratio of Net Losses plus Insurance Operating Expenses to Net Premiums Written for all Insurance Subsidiaries, as of the last day of each fiscal year, on an Additive Basis, shall not exceed 104% for any one year or 99% for any two consecutive years based on the Annual Statements filed with the FOIR.

                14.           The Loan Agreement is hereby amended further by deleting Section 6.15 in its entirety and substituting in lieu thereof the following:

SECTION 6.15.  Banking Accounts.  The Borrower shall at all times maintain its primary depository, investment and other accounts with the Bank.  In addition, the Borrower shall establish and maintain an interest bearing depository account of the Borrower opened with the Bank in the minimum amount of $1,000,000 as a reserve for future debt service payments on the Term Loan until the Debt Service Coverage Ratio exceeds 2.0 to 1.0 for two consecutive fiscal years (the “Payment Reserve Account”).

15.           The Loan Agreement is hereby amended further by deleting Section 5.14 in its entirety and substituting in lieu thereof the following:

SECTION 5.14  Purpose of Term Loan.  The proceeds of the Term Loan shall be used by the Borrower exclusively to make a Surplus Note available to the Insurance Subsidiaries and, to the extent regulatory approval is not obtained to make available such Surplus Note, for general corporate purposes.

16.           As a condition precedent to the amendments effected hereby, the Chief Financial Officer of the Borrower shall execute a Compliance Certificate required by the Bank, in form and substance satisfactory to the Bank in its sole discretion, in which such Chief Financial Officer shall (1) provide the calculation of all financial covenants in the Loan Agreement, as amended hereby, (2) attest to the accuracy of such financial calculations, and (3) certify as to the Borrower’s compliance with all such covenants.  Such Compliance Certificate shall be the certificate required by Section 6.01(d) of the Loan Agreement for all subsequent reporting by the Borrower.

                17.           In consideration for the amendments made hereby, the Borrower shall pay to the Lender simultaneously with the execution hereof the fee of $25,000.00.  The Borrower shall also be responsible for, and shall pay simultaneously with the execution hereof, all legal fees of the Bank incurred in connection with the amendments discussed herein.

18.           Except as expressly set forth herein, all terms of the Loan Agreement shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Bank.

19.           The Borrower hereby restates, ratifies and reaffirms each and every term, representation, covenant and condition set forth in the Loan Agreement, as amended hereby, effective as of the date hereof, except for such representations that relate to a specific date or dates and except with respect to the one-time Loss Ratio waiver set forth in that certain Letter dated December 18, 2001 by and between the Bank and Borrower.

20.           The Borrower agrees to take such further actions as the Bank reasonably may request in connection herewith to evidence the amendments to the Loan Agreement herein contained.

21.           This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

22.           This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

                IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

AMCOMP INCORPORATED,

as Borrower

By: /s/ Frederick R. Lowe

Frederick R. Lowe

Chief Executive Officer

AMSOUTH BANK, as Bank

By: /s/ Michael R. Del Rocco

Michael R. Del Rocco

Vice President — Commercial Banking